DIRTT Reports Second Quarter 2026 Financial Results

CALGARY, Alberta, July 29, 2026 (GLOBE NEWSWIRE) – DIRTT Environmental Solutions Ltd. (“DIRTT”, the “Company”, “we”, “our”, “us” or “ours”) (TSX: DRT; OTCQX: DRTTF), a leader in industrialized construction, today announced its financial results for the three and six months ended June 30, 2026. All financial information in this news release is presented in U.S. dollars, unless otherwise stated.

Second Quarter 2026 Highlights and Recent Developments

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Revenue of $40.3 million in the second quarter of 2026, an increase of 4% from the second quarter of 2025.
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Gross profit and gross profit margin for the second quarter of 2026 was $14.0 million or 34.7% of revenue, an increase from $10.8 million or 27.8% of revenue for the same period of 2025.
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Net income after tax for the second quarter of 2026 was $1.1 million compared to net loss after tax of $6.6 million for the same period of 2025.
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Adjusted EBITDA1 for the second quarter of 2026 was $4.7 million, or 11.8% of revenue, an increase of $6.8 million from $(2.0) million or (5.2%) of revenue for the second quarter of 2025. Higher Adjusted EBITDA was mainly driven by a $3.1 million increase in Adjusted Gross Profit1, offset by a decrease in operating expenses (excluding reorganization costs and stock-based compensation) of $3.5 million.
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Following recent tariff revisions announced by the U.S. Government earlier in the quarter, the Company believes it is no longer subject to certain tariffs under Section 232 of the Trade Expansion Act of 1962 on steel and aluminum. We incurred $0.3 million in tariffs and related costs for the quarter ended June 30, 2026 compared to $2.0 million in the same period of 2025.
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Liquidity, comprising unrestricted cash and available borrowings, was $21.5 million at June 30, 2026, compared to $32.1 million at December 31, 2025.
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On February 2, 2026, the Company’s 10-week trial against Falkbuilt Ltd. (“Falkbuilt”), Messrs. Smed and Loberg and several other former DIRTT employees alleging breaches of restrictive covenants, fiduciary duties, employment duties and confidentiality commenced. DIRTT is pursuing damages and losses it suffered in Canada, the U.S., and abroad in the Court of King’s Bench of Alberta. An additional three weeks of trial began July 20, 2026.
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On June 30, 2026, the Company amended the employment agreements for Scott Robinson and Adrian Zarate to extend their respective terms as Executive Chairman of the Board and Chief Transformation Officer through December 31, 2026.

(1) See “Non-GAAP Financial Measures”

Management Commentary

Benjamin Urban, chief executive officer, remarked “While uncertainty remains across certain segments of the construction industry, we believe the broader market backdrop has become more constructive than it was a year ago. Customer engagement remains active, project planning activity continues to advance, and we are seeing greater alignment around project schedules and execution timelines. We remain focused on strengthening pipeline quality and forecasting discipline, enhancing commercial execution, and continuing to advance our streamlined operating model through the Transformation Office. Together, these efforts position DIRTT to drive sustainable growth and create long-term value for shareholders, partners, and employees.”

Fareeha Khan, chief financial officer, added “During the second quarter, we continued to make progress on our transformation initiatives while maintaining a strong liquidity position and disciplined cost management. Based on our performance to date and current expectations for project timing and revenue conversion, we are updating our 2026 outlook to revenue of $175.0 million to $185.0 million and Adjusted EBITDA (see “– Non-GAAP Financial Measures”) of $21.0 million to $25.0 million. Despite the revised outlook, we remain confident in the underlying health of the business and our ability to drive further operational improvements, support profitability, and create long-term value for shareholders.”

Second Quarter 2026 Results

Second quarter 2026 revenue was $40.3 million, an increase of $1.4 million or 4%, from $38.9 million for the same period of 2025.

Gross profit and gross profit margin for the quarter ended June 30, 2026 were $14.0 million or 34.7% of revenue compared to $10.8 million or 27.8% of revenue for the quarter ended June 30, 2025. Adjusted Gross Profit and Adjusted Gross Profit Margin (see “– Non-GAAP Financial Measures”) for the second quarter of 2026 was $14.9 million or 37.0% of revenue. This represents an increase from $11.8 million or 30.4% of revenue in the second quarter of 2025. The increase in Adjusted Gross Profit Margin was mainly attributable to lower tariff and tariff mitigation costs, which was partially offset by lower margins on installation projects. We have put in place a 1% aluminum price surcharge on orders placed after March 18, 2026 to help mitigate the impact of rising aluminum prices.

Sales and marketing expenses decreased by $1.1 million to $4.2 million for the quarter ended June 30, 2026, compared to $5.3 million for the quarter ended June 30, 2025. The decrease is primarily due to a $0.7 million decrease in salaries and benefits costs, and a $0.2 million decrease in commissions.

General and administrative expenses were $4.5 million for the quarter ended June 30, 2026, a decrease of $1.2 million from $5.7 million for the quarter ended June 30, 2025. The decrease is primarily related to a $0.9 million decrease in professional services costs and a $0.3 million decrease in salaries and benefits costs.

Operations support expenses of $1.2 million for the quarter ended June 30, 2026 decreased $0.6 million from $1.9 million in the same period of 2025. The decrease was primarily due to a $0.7 million decrease in salaries and benefits costs.

Technology and development expenses decreased by $0.6 million to $0.9 million for the quarter ended June 30, 2026, compared to $1.5 million for the quarter ended June 30, 2025. The decrease was primarily related to a $0.3 million decrease in salaries and benefits costs.

Stock-based compensation expense for the quarter ended June 30, 2026, was $0.7 million, an increase from $0.6 million in the same period of 2025. The increase in expense was largely due to an increase in performance share units expense, and an increase in deferred share unit expense, slightly offset by a decrease in restricted share units expense in the second quarter of 2026, compared to the second quarter of 2025.

For the quarter ended June 30, 2026, we incurred $1.1 million of reorganization costs compared to $0.2 million during the quarter ended June 30, 2025. Reorganization expenses for the quarter ended June 30, 2026 primarily relate to termination benefits and consultant costs associated with our transformation plan (refer to Note 4 of our interim condensed consolidated financial statements for additional information), while the reorganization costs in the quarter ended June 30, 2025 relate to the movement of inventory and equipment from our former facility in Rock Hill, South Carolina for use at our facility in Calgary, Alberta.

In the quarter ended June 30, 2026, we had a foreign exchange gain of $0.05 million compared to a loss of $1.9 million in the quarter ended June 30, 2025, due to the weakening of the Canadian dollar relative to the U.S. dollar throughout the second quarter of 2026.

Interest expense for the quarter ended June 30, 2026 was $0.4 million, compared to $0.5 million for the quarter ended June 30, 2025. This decrease is largely due to repayment of debt throughout the year ended December 31, 2025 and during the first six months of 2026, reducing the interest payable on current and long-term debt.

Net income after tax for the second quarter of 2026 was $1.1 million compared to $6.6 million net loss after tax for the same period of 2025. The increase in net income is primarily the result of a $3.5 million decrease in operating expenses (excluding stock-based compensation and reorganization expenses), a $3.2 million increase in gross profit, and a $2.0 million increase in foreign exchange gain offset by a $0.9 million increase in reorganization expenses.

Adjusted EBITDA (see “Non-GAAP Financial Measures”) for the second quarter of 2026 was $4.7 million, or 11.8% of revenue, an increase of $6.8 million from $(2.0) million or (5.2%) of revenue for the second quarter of 2025. This increase is attributed to the $3.1 million increase in Adjusted Gross Profit (explained above) and a decrease in operating expenses (excluding reorganization expense and stock-based compensation) of $3.5 million.

Outlook

As we progress through the back-half of 2026, DIRTT continues to build on the operational and commercial improvements achieved over the past eighteen months. While customer decision-making timelines remain measured in certain markets, we are seeing increased consistency in project qualification, stronger alignment between commercial activity and forecasted revenue opportunities, and improved visibility into the timing of potential project awards. We believe these trends reflect the progress achieved through our transformation initiatives and provide a stronger foundation for disciplined execution.

Our commercial activity continues to support confidence in the business. While our twelve-month forward opportunity set has moderated from the beginning of the year, this reflects deliberate efforts to improve qualification standards, strengthen forecasting discipline, and prioritize opportunities that align with our strategic and financial objectives. We believe these actions have improved the overall quality of opportunities being pursued and enhanced visibility into future demand.

Construction Services continues to evolve as an important component of our commercial strategy and remains a meaningful contributor to business development activity. Compared to traditional product-led opportunities, Construction Services engagements are generally supported by contractual arrangements that provide greater visibility once awarded and can contribute to more predictable revenue realization. As this channel matures, we expect it to further strengthen market coverage and anticipate changes to our project execution practices to improve margin and broaden our ability to serve customers.

We continue to execute our transformation initiatives, including process standardization, cost optimization, partner enablement, and enhancements to our commercial organization. Targeted investments in leadership, organizational capability, and go-to-market effectiveness are strengthening commercial execution and supporting more efficient conversion of opportunities into revenue. Collectively, these efforts are enhancing organizational effectiveness and positioning the Company to drive sustainable, profitable growth.

With a strong liquidity position, improving commercial discipline, and a streamlined operating model, DIRTT remains focused on disciplined execution and long-term value creation for shareholders, partners, and employees.

Financial Guidance

We are downgrading the initial 2026 guidance communicated earlier this year to:

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2026 Revenue: $175.0 - $185.0 million
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2026 Adjusted EBITDA: $21.0 - $25.0 million

This updated guidance reflects management’s current assessment of macroeconomic conditions and underlying business fundamentals and incorporates tariff impacts and recent increases in raw material and oil prices arising from geopolitical developments, including the Iran war. Changes in trade policy, tariffs, input costs, or demand and project timing may impact future results. The Company will update guidance if and when such impacts become quantifiable.

Conference Call and Webcast Details

A conference call and webcast for the investment community is scheduled for July 30, 2026 at 08:00 a.m. MDT (10:00 a.m. EDT). The call and webcast will be hosted by Benjamin Urban, chief executive officer, and Fareeha Khan, chief financial officer.

The call is being webcast live on the Company’s website at dirtt.com.

A webcast replay of the call will be available on DIRTT’s website. Click here to listen to the live webcast of the call. Following the presentation, DIRTT will take questions from covering analysts. To participate in the question-and-answer session, register here.

Statement of Operations

(Unaudited – Stated in thousands of U.S. dollars)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Product revenue	38,891	37,741	79,707	78,087
Service revenue	1,419	1,181	3,035	2,130
Total revenue	40,310	38,922	82,742	80,217

Product cost of sales	24,388	27,362	51,707	53,718
Service cost of sales	1,938	742	4,050	1,139
Total cost of sales	26,326	28,104	55,757	54,857
Gross profit	13,984	10,818	26,985	25,360

Expenses
Sales and marketing	4,216	5,293	9,247	10,470
General and administrative	4,548	5,743	9,984	11,223
Operations support	1,237	1,872	2,852	3,902
Technology and development	902	1,480	1,843	2,708
Stock-based compensation	724	594	1,599	1,333
Reorganization	1,056	174	3,423	384
Total operating expenses	12,683	15,156	28,948	30,020

Operating income (loss)	1,301	(4,338)	(1,963)	(4,660)
Interest income	105	232	187	494
Gain on extinguishment of convertible debentures	-	7	-	14
Foreign exchange gain (loss)	46	(1,912)	385	(2,024)
Interest expense	(354)	(485)	(704)	(936)
	(203)	(2,158)	(132)	(2,452)
Net income (loss) before tax	1,098	(6,496)	(2,095)	(7,112)
Income taxes
Current and deferred income tax expense	39	106	119	151
Net income (loss) after tax	1,059	(6,602)	(2,214)	(7,263)

Net income (loss) per share
Net income (loss) per share − basic and diluted	0.01	(0.03)	(0.01)	(0.04)

Weighted average number of shares outstanding (in thousands)
Basic	193,789	190,537	193,081	190,597
Diluted	197,472	190,537	193,081	190,597

Non-GAAP Financial Measures

Our interim condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These GAAP financial statements include non-cash charges and other charges and benefits that we believe are unusual or infrequent in nature or that we believe may make comparisons to our prior or future performance difficult.

As a result, we also provide financial information in this news release that is not prepared in accordance with GAAP and should not be considered as an alternative to the information prepared in accordance with GAAP. Management uses these non-GAAP financial measures in its review and evaluation of the financial performance of the Company. We believe that these non-GAAP financial measures also provide additional insight to investors and securities analysts as supplemental information to our GAAP results and as a basis to compare our financial performance period-over-period and to compare our financial performance with that of other companies. We believe that these non-GAAP financial measures facilitate comparisons of our core operating results from period to period and to other companies by removing the effects of our capital structure (net interest income on cash deposits, interest expense on outstanding debt and debt facilities, or foreign exchange movements), asset base (depreciation and amortization), tax consequences, reorganization expense, unusual or infrequent charges or gains (such as gain on extinguishment of debt), and stock-based compensation. We remove the impact of foreign exchange gain (loss) from Adjusted EBITDA. Foreign exchange gains and losses can vary significantly period-to-period due to the impact of changes in the U.S. and Canadian dollar exchange rates on foreign currency denominated monetary items on the balance sheet and are not reflective of the underlying operations of the Company. In addition, management bases certain forward-looking estimates and budgets on non-GAAP financial measures, primarily Adjusted EBITDA. We have not reconciled forward-looking non-GAAP measures, including Adjusted EBITDA guidance. Such reconciliations would require unreasonable efforts to estimate and quantify various necessary GAAP components largely because forecasting or predicting our future operating results, particularly with respect to non-operating income and expenditures, is subject to many factors or future events that are out of our control, and because forecasts or predictions of such U.S. GAAP components are unavailable or not readily predictable, and could significantly impact, either individually or in the aggregate, our comparable GAAP measures. Accordingly, we are unable to provide a reconciliation of the non-GAAP measures used in our outlook without unreasonable efforts.

Depreciation and amortization, stock-based compensation expense, reorganization expense, foreign exchange gains and losses, gain on extinguishment of convertible debt, legal provisions, net interest income on cash deposits, interest expense on outstanding debt and debt facilities, and tax expense are excluded from our non-GAAP financial measures because management considers them to be outside of the Company’s core operating results, even though some of those receipts and expenses may recur, and because management believes that each of these items can distort the trends associated with the Company’s ongoing performance. We believe that excluding these receipts and expenses provides investors and management with greater visibility to the underlying performance of the business operations, enhances consistency and comparativeness with results in prior periods that do not, or future periods that may not, include such items, and facilitates comparison with the results of other companies in our industry.

The following non-GAAP financial measures are presented in this news release, and a description of the calculation for each measure is included.

Adjusted Gross Profit	Gross profit before deductions for depreciation and amortization
Adjusted Gross Profit Margin	Adjusted Gross Profit divided by revenue
EBITDA	Net income before interest, taxes, depreciation, and amortization
Adjusted EBITDA

EBITDA adjusted to remove foreign exchange gains or losses; reorganization expenses; stock-based compensation expense; unusual or infrequent charges (such as gain on extinguishment of debt); and any other non-core gains or losses

Adjusted EBITDA Margin	Adjusted EBITDA divided by revenue

You should carefully evaluate these non-GAAP financial measures, the adjustments included in them, and the reasons we consider them appropriate for analysis supplemental to our GAAP information. Each of these non-GAAP financial measures has important limitations as an analytical tool due to exclusion of some but not all items that affect the most directly comparable GAAP financial measures. You should not consider any of these non-GAAP financial measures in isolation or as substitutes for an analysis of our results as reported under GAAP. You should also be aware that we may recognize income or incur expenses in the future that are the same as, or similar to, some of the adjustments in these non-GAAP financial measures. Because these non-GAAP financial measures may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The following table presents a reconciliation for the results for the three and six months ended June 30, 2026 and 2025 of EBITDA and Adjusted EBITDA to our net income (loss) after tax, and of Adjusted EBITDA Margin to net income (loss) margin, which are the most directly comparable GAAP measures for the periods presented:

(Unaudited – Stated in thousands of U.S. dollars)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
	($ in thousands)		($ in thousands)
Net income (loss) after tax for the period	1,059	(6,602)	(2,214)	(7,263)
Add back (deduct):
Interest income	(105)	(232)	(187)	(494)
Interest expense	354	485	704	936
Income tax expense	39	106	119	151
Depreciation and amortization	1,406	1,547	2,833	3,027
EBITDA	2,753	(4,696)	1,255	(3,643)
Stock-based compensation	724	594	1,599	1,333
Reorganization expense(2)	1,056	174	3,423	384
Foreign exchange (gain) loss	(46)	1,912	(385)	2,024
Gain on extinguishment of convertible debentures(2)	-	(7)	-	(14)
Legal provision (2)	250	-	250	-
Adjusted EBITDA	4,737	(2,023)	6,142	84
Net Income (Loss) Margin(1)	2.6%	(17.0)%	(2.7)%	(9.1)%
Adjusted EBITDA Margin	11.8%	(5.2)%	7.4%	0.1%
(1)
Net income (loss) after tax divided by revenue.
(2)
Reorganization expenses (refer to Note 4 of the interim condensed consolidated financial statements), the legal provision, and the gain on extinguishment of convertible debentures are not core to our business and are therefore excluded from the Adjusted EBITDA calculation.

The following table presents a reconciliation for the three and six months ended June 30, 2026 and 2025 of Adjusted Gross Profit to our gross profit and Adjusted Gross Profit Margin to gross profit margin, which are the most directly comparable GAAP measures for the periods presented:

(Unaudited – Stated in thousands of U.S. dollars)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
	($ in thousands)		($ in thousands)
Gross profit	13,984	10,818	26,985	25,360
Gross profit margin	34.7%	27.8%	32.6%	31.6%
Add: Depreciation and amortization expense	936	1,007	1,882	1,964
Adjusted Gross Profit	14,920	11,825	28,867	27,324
Adjusted Gross Profit Margin	37.0%	30.4%	34.9%	34.1%

Special Note Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” within the meaning of “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934 and “forward-looking information” within the meaning of applicable Canadian securities laws. All statements, other than statements of historical fact included in this news release, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this news release, the words “anticipate,” “believe,” “expect,” “estimate,” “intend,” “plan,” “project,” “outlook,” “may,” “will,” “should,” “would,” “could,” “can,” “continue,” the negatives thereof, variations thereon and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. In particular and without limitation, this news release contains forward-looking information pertaining to proposed financings and the terms, timing and use of proceeds thereof; the effect of our Transformation Office on our business and the timing thereof; the benefit of fixed cost leverage; the effect of our strategic priorities on increasing value creation; the impacts of macroeconomic conditions on the Company’s business; the Company’s pipeline; forecast operating and financial results and the impact of certain cost-saving measures; the competitiveness of the Company’s solutions; the liquidity and capital resources of the Company; the outcome and effects that current claims and litigation against the Company; financial condition, results of operations and growth prospects; the effect of tariffs and economic uncertainty on our business, including on our 2026 guidance, and our ability to mitigate any such effects and timing thereof; potential changes to free trade agreements and regulations; our 2026 guidance including with respect to revenue and Adjusted EBITDA, and the timing thereof; project demand and delivery and the timing thereof; capital expenditures and allocation; general economic conditions; our ability to weather economic conditions; the effects and benefits of DIRTT’s tariff response; DIRTT’s ability to convert its pipeline into revenue; and DIRTT’s ability to support its partners, grow its business and invest in long-term growth.

Forward-looking statements are based on certain estimates, beliefs, expectations, and assumptions made in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that may be appropriate.

Forward-looking statements necessarily involve unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from those contained in, or expressed or implied by such statements. Due to the risks, uncertainties, and assumptions inherent in forward-looking information, you should not place undue reliance on forward-looking statements. Factors that could have a material adverse effect on our business, financial condition, results of operations and growth prospects include, but are not limited to, risks described under the sections titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission and applicable securities commissions or similar regulatory authorities in Canada on February 25, 2026.

Information in this news release regarding the Company’s financial performance targets may also constitute a financial outlook within the meaning of applicable securities laws and provides information as to management’s expectation as to DIRTT’s financial performance. Readers are cautioned that the financial outlook may not be appropriate for other purposes. Our past results of operations are not necessarily indicative of our future results. You should not place undue reliance on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. We undertake no obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under applicable securities laws. We qualify all of our forward-looking statements by these cautionary statements.

About DIRTT Environmental Solutions

DIRTT is a leader in industrialized construction. DIRTT’s system of physical products and digital tools empowers organizations, together with construction and design leaders, to build high-performing, adaptable, interior environments. Operating in the workplace, healthcare, education, and public sector markets, DIRTT’s system provides total design freedom, and greater certainty in cost, schedule, and outcomes. DIRTT’s interior construction solutions are designed to be highly flexible and adaptable, enabling organizations to easily reconfigure their spaces as their needs evolve. Headquartered in Calgary, AB Canada, DIRTT trades on the Toronto Stock Exchange under the symbol “DRT” and on the OTCQX under the symbol “DRTTF”.

FOR FURTHER INFORMATION PLEASE CONTACT ir@dirtt.com